Exhibit 99.1

MNTN Reports Record Third Quarter 2025 Results
•Third quarter revenue grew 31% year-over-year to $70.0 million, adjusting for the divestiture of Maximum Effort in Q2'25
•Gross margin improved to 79% from 72% in Q3 2024
•Positive net income of $6.4 million
•Adjusted EBITDA grew 53% year-over-year to $16.0 million, up from $10.5 million in Q3 2024
•Adjusted EBITDA was 23% of revenue, up from 18% in the prior year period

NEW YORK, New York – November 4, 2025 – MNTN (NYSE: MNTN), a technology platform that brings performance marketing to Connected TV, today announced its operational and financial results for the third quarter, ended September 30, 2025.
MNTN is redefining how brands use television - making TV advertising as measurable, precise, and performance-driven as search and social. MNTN’s software is unlocking television for millions of small to midsized businesses, allowing them to turn Connected TV into a core part of their growth strategy.
Third Quarter 2025 Financial Highlights:
(Unless otherwise noted, all comparisons are relative to the third quarter of 2024).

•Third quarter revenue grew 31% year-over-year to $70.0 million, adjusting for the divestiture of Maximum Effort on April 1st, 2025.
•Total third quarter GAAP revenue grew 23% year-over-year, including the contribution of Maximum Effort revenue in Q3 2024.
•Third quarter gross margin improved to 79% from 72% in Q3 2024, up 720 basis points year-over-year.
•Third quarter net income was $6.4 million, compared to a net loss of $3.9 million in the prior year period.
•Adjusted EBITDA increased to $16.0 million, compared to Adjusted EBITDA of $10.5 million in Q3 2024.
•Adjusted EBITDA was 23% of revenue, compared to 18% in Q3 2024.
•The Company ended the quarter with $179 million in cash and cash equivalents, and no borrowings outstanding.
•Below are tables reconciling revenue growth and gross margin including and excluding the impact of the Maximum Effort divestiture on April 1, 2025. An additional table below outlines the growth in trailing twelve month active PTV customer count.
Revenue and Gross Profit by Quarter
(In millions)

Revenue	2024					2025
	Q1	Q2	Q3	Q4	2024	Q1	Q2	Q3	Q4 E1	2025 E1
MNTN, excluding Maximum Effort	$40.5	$51.2	$53.4	$64.2	$209.3	$59.1	$68.5	$70.0	$86.0	$283.6
YoY Growth %	16.7%	35.8%	40.4%	36.1%	32.8%	45.8%	33.9%	31.2%	34.0%	35.5%
Maximum Effort	$3.3	$3.7	$3.7	$5.6	$16.3	$5.4	$—	$—	$—	$5.4
YoY Growth %	(23.0)%	(30.7)%	(13.5)%	15.3%	(13.0)%	65.1%	n/m	n/m	n/m	(66.9)%
MNTN Total[2]	$43.8	$54.8	$57.1	$69.8	$225.6	$64.5	$68.5	$70.0	$86.0	$289.0
YoY Growth	12.4%	27.7%	34.9%	34.2%	27.9%	47.3%	24.9%	22.6%	23.2%	28.1%

Gross Profit	2024					2025
	Q1	Q2	Q3	Q4	2024	Q1	Q2	Q3
MNTN, excluding Maximum Effort	$28.4	$37.3	$39.9	$50.6	$156.2	$42.4	$52.7	$55.2
Gross Margin %	70.0%	72.8%	74.8%	78.9%	74.6%	71.7%	76.9%	78.9%
Maximum Effort	$0.4	$0.9	$1.0	$3.0	$5.3	$2.3	-$0.1	$—
Gross Margin %	13.6%	24.1%	27.2%	53.5%	32.9%	42.5%	n/m	n/m
MNTN Total[2]	$28.8	$38.1	$40.9	$53.6	$161.5	$44.7	$52.6	$55.2
Gross Margin %	65.7%	69.6%	71.7%	76.8%	71.6%	69.3%	76.8%	78.9%
1Estimated revenue is at the midpoint of guidance.
2The sum of the four quarters does not equal the full year amount due to rounding.

Trailing Twelve Months Active PTV Customer Count

	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025
Number of Active PTV Customers (TTM)	1,426	1,578	1,746	1,990	2,225	2,647	3,020	3,316

"We delivered a record third quarter across revenue, margins, and profitability, driven by the strength of our Performance TV platform,” said Mark Douglas, CEO of MNTN. “We’re leading one of the biggest shifts in advertising, transforming Connected TV into a true performance channel. MNTN provides small and midsize businesses tools to succeed on TV and with 97% of brands on MNTN being first time advertisers - it's proof that we're opening television to a whole new generation of advertisers.”
Recent Business Highlights:
•Active Performance TV customers grew 67% year-over-year in the trailing twelve months ended September 30, 2025 as compared to the trailing twelve months ended September 30, 2024, reflecting continued expansion across MNTN’s small and mid-sized business customer base.
•Launched the public beta of QuickFrame AI, an all-in-one video-production platform that lets anyone create complete, studio-quality ads for TV, Meta, TikTok, YouTube, and Google Ads Manager, in minutes. The creative workspace combines leading AI models and technologies - including Google (Veo and ImagenTM), ElevenLabs, WellSaid Labs, and Stability AI - to instantly script, generate, and voice complete video ads.
•Partnered with PubMatic to expand premium Connected TV supply and access to top-tier streaming publishers driving net-new advertiser demand.

•MNTN’s agency-led accounts quadrupled in 2025, reflecting surging demand for Performance TV and the rapid expansion of MNTN's verified agency ecosystem.
“We reported another strong quarter of revenue, gross margin, and Adjusted EBITDA growth in the third quarter. We are excited by the opportunity ahead of us as we continue to scale,” said Patrick Pohlen, MNTN’s Chief Financial Officer.
Fourth Quarter 2025 Outlook:
•Revenues are expected to be between $85.5 million and $86.5 million, representing expected year-over-year growth of 34.0% at the midpoint excluding the impact of the Maximum Effort divestiture, and 23.2% year-over-year growth on a GAAP basis.
•Adjusted EBITDA is expected to be between $25.0 million and $26.0 million.

Live Webcast Details:
MNTN management will host a live webcast to discuss these results and provide a business update on Tuesday, November 4, 2025 at 4:30 p.m. Eastern Time.
Date: Tuesday, November 4, 2025
Time: 4:30 PM (ET) / 1:30 PM (PT)
Hosts: Mark Douglas, CEO and Patrick Pohlen, CFO
Webcast: The live webcast, pre-registration for the event, and any related materials can be accessed from both the Quarterly Results and the Events & Presentations page of the MNTN investor relations website at https://ir.mountain.com/.

A replay of the webcast will also be accessible through the MNTN investor relations website shortly following the call and will be available for at least seven days.
About MNTN, Inc.
MNTN (NYSE: MNTN) is the Hardest Working Software in Television™, bringing unrivaled performance and simplicity to Connected TV advertising. Our self-serve technology makes running TV ads as easy as search and social and helps brands drive measurable conversions, revenue, site visits, and more. MNTN was named one of Fast Company’s Most Innovative Companies and Next Big Things in Tech and was recently featured on the cover of INC’s Best in Business Issue. For more information, please visit https://mountain.com/.
Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact contained in this press release should be considered forward-looking statements, including, but not limited to, statements regarding our future results of operations and financial position, including our fourth quarter revenues and Adjusted EBITDA outlook and expectations regarding gross margin improvement, assumptions, prospects, business strategy, and plans and objectives of management for future operations, the performance of our products and benefits to customers, potential partnerships, opportunity and demand, and industry and market trends. Without limiting the foregoing, in some cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words.
Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: reduced growth and expansion of CTV and performance marketing using CTV, including if the adoption of CTV by customers develops more slowly than we expect, as well as the reduced growth and expansion of our PTV platform; our dependence on a limited number of large customers and the inability to attract new customers, expand existing customer usage of our platform or achieve our customers’ return on ad spend and other specific campaign goals; reduced demand for advertising, including factors that affect the level of demand and resulting amount of spend on general and digital advertising, such as economic downturns, geopolitical conflicts, supply chain shortages, interest rate volatility, labor shortages, actual or perceived instability in the banking industry and inflation and any health epidemics or other contagious outbreaks; our results of operations may fluctuate significantly and may not meet our expectations or those of securities analysts and investors; seasonal fluctuations in the demand for digital advertising and our solutions; our short operating history in PTV; inability to manage our growth effectively, and maintain the quality of our platform as we expand; failure of our sales and marketing efforts to yield the results we seek; our product development and innovation may be inefficient or ineffective; our customers' material reduction of the use of our platform; errors, defects, or unintended performance problems with our platform; changes or developments in the laws, regulations and industry requirements related to data privacy, data protection, information security and consumer protection, and failure to comply with such laws, regulations and industry requirements; inability to collect, use, and disclose data, including the use of pixels or other similar technologies; the use of digital advertising is rejected by consumers, through opt-in, opt-out, or ad-blocking technologies or other means that limit the effectiveness of our platform; inability to increase the scale and efficiency of our technology infrastructure to support our growth and transaction volumes; incurrence of cyberattacks or privacy or data breaches resulting in platform outages or disruptions; failure to detect or prevent fraud on our platform, or malware intrusion into the systems or devices of our customers and their audiences; the intensely competitive market that we operate in; inability to maintain our corporate culture as we grow or as we adapt to an entirely remote work environment, including if we fail to attract, retain, and motivate key personnel; inability to identify and integrate future acquisitions and new technologies; our reliance on technological intermediaries to purchase ad inventory on behalf of customers; the impact of any health epidemics contagious outbreaks, the ongoing conflicts in Ukraine, the Middle East and tensions between China and Taiwan, and changes in the macroeconomic conditions on global markets, including inflation and interest rate volatility, the advertising industry and our results of operations, and the response by governments and other third parties; unfavorable or otherwise costly outcomes of lawsuits and claims that arise from the extensive laws and regulations to which we are subject; risks related to taxation matters; risks related to the ownership of our Class A common stock; and other important factors discussed in Part II, Item 1A. “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, as any such factors may be updated from time to time in our other filings with the SEC, including, without limitation, our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, accessible on the SEC’s website at www.sec.gov and our Investor Relations page on our website at https://ir.mountain.com.
Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. The forward-looking statements in this release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Non-GAAP Financial Measures
We use certain non-GAAP financial measures, including EBITDA and Adjusted EBITDA in this press release. EBITDA is defined as net loss adjusted to exclude depreciation and amortization expense, interest income (expense), net, and income tax expense (benefit). Adjusted EBITDA is defined as net loss adjusted to exclude depreciation and amortization expense, interest income (expense), net, and income tax expense (benefit), as further adjusted to exclude stock-based compensation expense, fair value adjustments on outstanding warrants, contingent liabilities, embedded derivatives, and convertible debt, acquisition costs including legal costs associated with prior acquisitions, legal settlements and loss on debt extinguishment, which are items that we believe are not indicative of our core operating performance.

Adjusted EBITDA is a supplemental measure of our performance, is not defined by or presented in accordance with GAAP and should not be considered in isolation or as an alternative to net loss, net loss margin or any other performance measure prepared in accordance with GAAP. Adjusted EBITDA is presented because we believe it provides useful supplemental information to investors, analysts, and rating agencies regarding our operating performance and our capacity to incur and service debt and is frequently used by these parties in evaluating companies in our industry. By presenting Adjusted EBITDA we provide a basis for comparison of our business operations between periods by excluding items that we do not believe are indicative of our core operating performance. We believe that investors’ understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing our ongoing results of operations. Additionally, management uses Adjusted EBITDA as a supplemental measure of our performance because it assists us in comparing the operating performance of our business on a consistent basis between periods, as described above.

Although we use Adjusted EBITDA as described above, Adjusted EBITDA has significant limitations as analytical tools. Some of these limitations include:
•such measure does not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•such measure does not reflect changes in, or cash requirements for, our working capital needs;
•such measure does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
•such measure does not reflect our tax expense or the cash requirements to pay our taxes;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and such measure does not reflect any cash requirements for such replacements; and

•other companies in our industry may calculate such measure differently than we do, thereby further limiting its usefulness as comparative measures.

Due to these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using this non-GAAP measure only supplementally. As noted in the table below, Adjusted EBITDA includes adjustments for items that we believe are not indicative of our core operating performance. It is reasonable to expect that these items will occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period-to-period, do not directly relate to the ongoing operations of our business and complicate comparisons of our internal operating results between periods and with the operating results of other companies over time. Each of the normal recurring adjustments and other adjustments described in this paragraph and in the reconciliation table below help management with a measure of our core operating performance over time by removing items that are not related to day-to-day operations. Nevertheless, because of the limitations described above, management does not view Adjusted EBITDA in isolation and also uses other measures, such as revenue, operating loss and net loss, to measure operating performance.

Set forth below are reconciliations of the Company’s most directly comparable financial measures calculated in accordance with GAAP to these non-GAAP financial measures.

A reconciliation of the Company’s non-GAAP financial measure guidance to the most directly comparable GAAP financial measure cannot be provided without unreasonable efforts and is not provided herein because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation and certain other items reflected in our reconciliation of historical non-GAAP financial measures, the amounts of which could be material.

Website Disclosure
Investors and others should note that MNTN announces material financial and operational information to its investors using press releases, SEC filings and public conference calls and webcasts, as well as its investor relations site at ir.mountain.com. MNTN may also use its website as a distribution channel of material information about the company. In addition, you may automatically receive email alerts and other information about MNTN when you enroll your email address by visiting the “Investor Email Alerts” option under the Resources tab on ir.mountain.com.

Investor Relations Contact
ir@mountain.com
Media Contact
press@mountain.com

MNTN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2025 and December 31, 2024
(In thousands)
(Unaudited)

	As of
	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$179,172	$82,562
Accounts receivable, net	57,746	66,900
Prepaid expenses and other current assets	17,241	8,931
Total current assets	254,159	158,393
Internal use software, net	16,434	12,446
Property and equipment, net	—	100
Intangible assets, net	13,379	15,352
Goodwill	51,903	51,903
Other assets, non-current	—	550
Total assets	$335,875	$238,744
Liabilities, Redeemable Convertible Preferred Stock and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$54,659	$63,564
Accrued payroll and related liabilities	2,791	3,238
Short-term note payable	—	579
Convertible debt	—	49,670
Embedded derivative liability	—	24,931
Other current liabilities	5,422	13,264
Total current liabilities	62,872	155,246
Warrant liabilities	—	18,858
Other liabilities, non-current	6,270	3,351
Total liabilities	69,142	177,455
Redeemable convertible preferred stock	—	168,888
Stockholders' equity (deficit):
Common stock	—	1
Class A and Class B common stock	7	—
Additional paid-in capital	572,515	147,255
Treasury stock	(10,025)	—
Notes receivable from employees	(179)	(173)
Accumulated deficit	(295,585)	(254,682)
Total stockholders' equity (deficit)	266,733	(107,599)
Total liabilities, redeemable convertible preferred stock and stockholders' equity (deficit)	$335,875	$238,744

MNTN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Three and Nine Months Ended September 30, 2025 and 2024
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$70,023	$57,127	$202,995	$155,759
Cost of revenues	14,789	16,181	50,523	47,871
Gross profit	55,234	40,946	152,472	107,888
Operating expenses:
Technology and development	13,714	8,158	34,054	23,761
Sales and marketing	21,353	19,034	67,335	55,415
General and administrative	11,980	12,722	45,588	38,255
Amortization of acquired intangibles	657	658	1,973	1,973
Total operating expenses	47,704	40,572	148,950	119,404
Operating income (loss)	7,530	374	3,522	(11,516)
Other (expense) income:
Interest income (expense), net	1,991	(1,085)	1,544	(5,797)
Other expense, net	(1,139)	(3,115)	(46,346)	(11,353)
Total other income (expense)	852	(4,200)	(44,802)	(17,150)
Income (loss) before income tax provision	8,382	(3,826)	(41,280)	(28,666)
Income tax expense (benefit)	1,946	58	(377)	191
Net income (loss)	$6,436	$(3,884)	$(40,903)	$(28,857)
Net income (loss) attributable to common stockholders	$6,436	$(3,884)	$(40,903)	$(28,857)
Earnings per share:
Basic	$0.09	$(0.28)	$(0.95)	$(2.11)
Diluted	$0.08	$(0.28)	$(0.95)	$(2.11)
Weighted average shares outstanding:
Basic	73,687,528	14,095,088	43,173,757	13,666,982
Diluted	80,737,188	14,095,088	43,173,757	13,666,982

MNTN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Nine Months Ended September 30, 2025 and 2024
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(40,903)	$(28,857)
Adjustments to reconcile net loss to net cash provided in operating activities:
Stock-based compensation	27,242	23,370
Change in value of embedded derivative	16,574	10,079
Change in value of warrant liabilities	(3,986)	1,583
Change in value of contingent liabilities	2,919	(329)
Change in value of convertible debt, excluding interest	4,395	—
Depreciation and amortization	7,282	5,772
Loss on extinguishment of convertible debt	26,436	—
Accretion of warrant discount on convertible debt	949	5,046
Interest accrued on convertible debt and short-term note payable	1,092	2,129
Provision for bad debts	1,226	1,474
Release of indemnification related to QuickFrame Holdback	(579)	—
Interest income from notes receivable	(146)	(1)
Change in operating assets and liabilities
Accounts receivable	6,756	(12,858)
Prepaid expenses and other assets	(4,266)	(390)
Accounts payable and accrued expenses	(9,242)	8,571
Accrued payroll and related liabilities	(448)	(1,096)
Other current liabilities	(8,381)	1,079
Net cash provided by operating activities	26,920	15,572
Cash flows from investing activities:
Issuance of short term notes receivable	(9,611)	—
Capitalized internal use software costs	(9,202)	(7,247)
Net cash used in investing activities	(18,813)	(7,247)
Cash flows from financing activities:
Proceeds from issuance of Class A common stock in initial public offering, net of underwriting discounts and commissions	125,328	—
Payments of initial public offering costs	(5,389)	—
Payments on revolving credit facility	—	(7,500)
Proceeds from revolving credit facility	—	2,500
Payments on settlement of convertible debt	(24,000)	—
Proceeds from exercises of stock options	2,589	283
Payments to repurchase and retire common stock	(10,025)	(183)
Net cash provided by (used in) financing activities	88,503	(4,900)
Net increase in cash and cash equivalents	96,610	3,425
Cash and cash equivalents, beginning of period	82,562	54,968
Cash and cash equivalents, end of period	$179,172	$58,393

MNTN, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income (loss)	$6,436	$(3,884)	$(40,903)	$(28,857)
Interest (income) expense, net	(1,991)	1,085	(1,544)	5,797
Income tax expense (benefit)	1,946	58	(377)	191
Depreciation and amortization expense	2,480	1,997	7,282	5,772
EBITDA	8,871	(744)	(35,542)	(17,097)
Stock-based compensation expense	5,558	7,739	27,242	23,370
Fair value adjustments	1,138	3,111	19,902	11,333
Acquisition costs	408	153	1,749	304
Legal settlements	10	195	70	195
Loss on debt extinguishment	—	—	26,436	—
Adjusted EBITDA	$15,985	$10,454	$39,857	$18,105